                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933


                         MCDERMOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


      REPUBLIC OF PANAMA                                  72-0593134
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

1450 POYDRAS STREET   NEW ORLEANS, LOUISIANA        70161
  (Address of principal executive offices)        (Zip Code)


                    1992 SENIOR MANAGEMENT STOCK OPTION PLAN
                            (Full title of the plan)

                              LAWRENCE R. PURTELL,
                     Senior Vice President, General Counsel
                            and Corporate Secretary
                              1450 Poydras Street,
                                 P.O. Box 61961
                          New Orleans, Louisiana 70161
                    (Name and address of agent for service)

                                 (504) 587-5400
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                  Proposed
                                  maximum        Proposed
Title of securities               offering       maximum       Amount of
to be                              price        aggregate     registration
registered             Amount   per share/1/  offering price      fee

Common Stock ($1.00
 par value)..........  797,750     $25.5625     $20,392,484       $7,032

- ----------------
/1/ The proposed maximum aggregate offering price is based upon the average sales price on the New York Stock Exchange on June 20, 1995.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     This Registration Statement relates to the registration of 797,750 shares of the common stock, $1.00 par value per share (the "Common Stock") of McDermott International, Inc. (the "Registrant") reserved for issuance under the Registrant's 1992 Senior Management Stock Option Plan. This Registration Statement on Form S-8 incorporates by reference the Registrant's previously filed registration statement on Form S-8 (No. 33-63832). The documents containing the information specified in Part I of Form S-8 will be sent or given to participants under the foregoing plan of the Registrant as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act"). In accordance with Rule 428(a) of the 1933 Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities Exchange Commission (the "Commission") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the 1933 Act.

Item 2.  Registrant Information and Employee Plan Annual Information

     See response to Item 1 above.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents previously filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the

"1934 Act") and the 1933 Act (Commission File No. 1-8430) are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 filed with the Commission on June 19, 1995;

     (b) The Registrant's registration statement on Form S-8 (No. 33-63832) filed with the Commission on June 1, 1993.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.  Description of Securities

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable

Item 6.  Indemnification of Directors and Officers

     Incorporated by Reference from the Registrant's registration statement on Form S-8 (No. 33-63832).

Item 7.  Exemption from Registration Claimed

     Not Applicable

Item 8.  Exhibits

      5    Opinion of Durling & Durling

     23.1  Consent of Durling & Durling (included in Exhibit 5)

     23.2  Consent of Ernst & Young LLP, Independent Auditors

     24 Power of Attorney from Certain Directors and Officers of Registrant (included as part of the signature page of this Registration Statement)

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 22nd day of June, 1995.

                                    McDermott International, Inc.

                                    By   /s/ R.E. Howson
                                         ------------------------------
                                         R.E. Howson
                                         Chairman of the Board,
                                          Chief Executive Officer
                                          and Director


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Lawrence R. Purtell and John S. Tsai, jointly and severally, his attorneys-in-fact, each with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



SIGNATURE                 TITLE                               DATE
- ---------                 -----                               ----


/s/ R.E. Howson           Chairman of the Board           June 22, 1995
- ------------------------   and Chief Executive
R.E. Howson                Officer, Director and
                           Authorized Representative
                           in the United States
                           (Principal Executive Officer)


/s/ B.A. Hattox           Executive Vice President,        June 22, 1995
- ------------------------   Chief Financial Officer
B.A. Hattox                and Director
                           (Principal Financial Officer)

/s/ D.R. Gaubert          Vice President Finance and       June 22, 1995
- ------------------------   Controller
D.R. Gaubert               (Principal Accounting Officer)

/s/ Thomas D. Barrow
- ------------------------  Director                         June 22, 1995
Thomas D. Barrow

/s/ Theodore H. Black
- ------------------------  Director                         June 22, 1995
Theodore H. Black


- ------------------------  Director                                , 1995
John F. Bookout                                            -------

/s/ Philip J. Burguieres
- ------------------------  Director                         June 22, 1995
Philip J. Burguieres

/s/ James L. Dutt
- ------------------------  Director                         June 22, 1995
James L. Dutt


SIGNATURE                 TITLE                               DATE
- ---------                 -----                               ----




- ------------------------  Director                         ______, 1995
James A. Hunt


- ------------------------  Director                               , 1995
J. Howard Macdonald                                        ------

/s/ William McCollam, Jr.
- ------------------------  Director                        June 22, 1995
William McCollam, Jr.


- ------------------------  Director                               , 1995
John A. Morgan                                             ------


- -----------------------   Director                               , 1995
John N. Turner                                             ------

                                 EXHIBIT INDEX

Exhibit No.                       Description                          Page No.
- -----------                       -----------                          --------

    5         Opinion of Durling & Durling

   23.1       Consent of Durling & Durling (included in Exhibit 5)

   23.2       Consent of Ernst & Young LLP, Independent Auditors

   24 Power of Attorney from Certain Directors and Officers of Registrant (included as part of the signature page of this Registration Statement)